UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 18, 2008

Noven Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17254	59-2767632
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11960 S.W. 144th Street, Miami, Florida		33186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-253-5099

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2008, the Board of Directors of Noven Pharmaceuticals, Inc. (the "Company") approved and adopted an amendment and restatement of the Company's By-Laws (the "Amended By-Laws"). The following is a summary of the key amendments of the Amended By-Laws, which became effective immediately upon the Board's approval and adoption:

* Article II's advance stockholder notice provisions were amended to (i) change the time prior to which a stockholder's notice must be delivered or mailed and received by the Secretary of the Company for such notice to be effective, and (ii) provide a more detailed description of the information that must be set forth in a stockholder's notice when a stockholder wishes to bring business before an annual stockholders' meeting or to nominate a director.

* Article II's provisions governing actions by written consent of stockholders without a meeting were amended to include a procedure for fixing a record date for determining stockholders entitled to consent to corporate action without a meeting and related procedures to determine the validity and effectiveness of such written consent.

* In addition, the Amended By-Laws contain certain other amendments, including amendments to (i) the provisions of Article II governing the adjournment and postponement of stockholders' meetings, and (ii) the provisions governing the Company's indemnification of its directors and officers set forth in Article VI.

The foregoing summary of the Amended By-Laws is qualified in its entirety by reference to the full text of the Amended By-Laws, attached hereto as Exhibit 3.1, which is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noven Pharmaceuticals, Inc.

November 24, 2008	By:	/s/ Jeff Mihm

Name: Jeff Mihm
Title: Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	By-Laws of Noven Pharmaceuticals, Inc., as amended and restated as of November 18, 2008.